EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2013 of First America Resources Corporation f. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

First America Resources Corporation

Dated: November 12, 2013	By:	/s/ Jian Li
Jian Li
Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First America Resources Corporation f/k/a Golden Oasis New Energy Group, Inc. and will be retained by First America Resources Corporation f/k/a Golden Oasis New Energy Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.